UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On May 21, 2020, Simpson Manufacturing Co., Inc. (the “Company”) entered into a third amendment (the “Amendment”) to the unsecured credit agreement dated July 27, 2012 (the “Credit Agreement”) among the Company, Wells Fargo Bank, National Association (“Wells Fargo”), MUFG Union Bank, N.A. (f/k/a Union Bank, N.A.), HSBC Bank USA, N.A., and Bank of Montreal, as lenders, Wells Fargo in its separate capacities as swing line lender and issuer of letters of credit and as administrative agent (in such capacities, the “Agent”), and Simpson Strong-Tie Company Inc. and Simpson Strong-Tie International, Inc. as guarantors of the Company’s obligations under the Credit Agreement. The material terms of the Credit Agreement are described in the Form 8-K filed by the Company on August 1, 2012.

The Amendment, among other things, extends the term of the Credit Agreement from July 23, 2021, to July 23, 2022.

The Company is required to pay an annual facility fee of 0.20 to 0.35 percent on the available commitments under the Credit Agreement, regardless of usage, with the applicable fee determined on a quarterly basis based on the Company’s leverage ratio.

Amounts borrowed under the Credit Agreement will bear interest at an annual rate equal to either, at the Company’s option, (a) the rate for Eurocurrency deposits for the corresponding deposits of U.S. dollars as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Agent (the “LIBOR Rate”), adjusted for any reserve requirement in effect, plus a spread of from 0.80 to 1.65 percent, as determined on a quarterly basis based on the Company’s leverage ratio, or (b) a base rate, plus a spread of 0.20 to 0.65 percent, as determined on a quarterly basis based on the Company’s leverage ratio. In no event shall the LIBOR Rate be less than 0.25 percent. The base rate is defined in a manner such that it will not be less than the LIBOR Rate. The Company will pay fees for standby letters of credit at an annual rate equal to the LIBOR Rate plus the applicable spread described in the preceding clause (a), and will pay market-based fees for commercial letters of credit. The spread applicable to a particular LIBOR Rate loan or base rate loan depends on the consolidated leverage ratio of the Company and its subsidiaries at the time the loan is made. Loans outstanding under the Credit Agreement may be prepaid at any time without penalty except for LIBOR Rate breakage costs and expenses.

The affirmative and negative covenants of the Company and its subsidiaries and the events of default under the Credit Agreement described in the Form 8-K filed by the Company on August 1, 2012, remain in effect under the Amendment with various limited and customary modifications.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided to the Company and its subsidiaries, and may in the future provide, (i) investment banking, commercial banking cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amendment, is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated as of May 21, 2020, among the Company, as Borrower, Simpson Strong-Tie Company Inc. and Simpson Strong-Tie International, Inc., as Guarantors, the several financial institutions party to the Agreement, as Lenders, and Well Fargo Bank, National Association, in its separate capacities as Swing Line Lender and L/C Issuer and as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	March 26, 2020	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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